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                            SAGA COMMUNICATIONS, INC.

                           1997 NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN



                                    Section 1
                                      Title
                                      -----

         This Plan shall be known as the "Saga Communications, Inc. 1997 Non-Employee Director Stock Option Plan".


                                    Section 2
                                 Purpose of Plan
                                 ---------------

         2.1 PURPOSE. The purpose of the Saga Communications, Inc. 1997 Non-Employee Directors Stock Option Plan is to advance the interests of Saga Communications, Inc. and its shareholders by providing a means to attract and retain highly-qualified persons to serve as non-employee Directors, and to promote ownership by non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of shareholders of the Company.

         2.2 EFFECTIVE DATE. This Plan shall become effective January 1, 1997, subject to approval of the shareholders of the Company by the affirmative vote of a majority of shares present, or represented, and entitled to vote on the subject matter, at the next Annual Meeting of shareholders of the Company at which a quorum is present or by a written consent of the holders of a majority of the Company's then outstanding shares.



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                                    Section 3
                                   Definitions
                                   -----------

         3.1 "Board" means the Board of Directors of the Company.

         3.2 "Common Stock" means shares of Class A Common Stock, $.01 par value, of the Company.

         3.3 "Company" means Saga Communications, Inc., a Delaware corporation.

         3.4 "Director" means a member of the Board who is not an employee of the Company.

         3.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provisions of the Exchange Act include rules and regulations thereunder and successor provisions and rules thereto.

         3.6 "Fair Market Value" means the closing sales price for the Common Stock on the American Stock Exchange on the last trading day of December immediately preceding the date of the grant, or if there were no sales on such date the closing sales price on the nearest day before the relevant date on the American Stock Exchange.

         3.7 "Option" means any non-qualified stock option granted under the Plan.

         3.8 "Option Agreement" means any written agreement pursuant to the Plan between the Company and a Director regarding any Option.

         3.9 "Optionee" means a Director who has delivered to the Company a signed Option Agreement.

         3.10 "Option Shares" means shares of Common Stock that are issued or may be required to be issued upon exercise of an option and shares that are issued thereafter with respect


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to such shares, including shares issued by reason of a stock split, consolidation, dividend, stock exchange, recapitalization, reclassification or the like.

         3.11 "Plan" means this Saga Communications, Inc. 1997 Non-Employee Director Stock Option Plan, as amended from time to time.

         3.12 "Retainer" means retainer and/or fees payable to a Director in his or her capacity as a Director.

                                    Section 4
                                 Administration
                                 --------------

         4.1 ADMINISTRATION. This Plan shall be administered by the Board. The grant of Options to purchase shares of Common Stock under this Plan and the amount, price and nature of the awards shall be automatic as described in
Section 5. Subject to the provisions of this Plan, the Board, in its sole and absolute discretion, is authorized to do all things necessary and or desirable in connection with the administration of the Plan, including, without limitation, (i) subject to Section 8 hereof, adopt, amend and rescind rules and regulations relating to this Plan, and (ii) interpret and construe this Plan and the terms and conditions of any Option granted hereunder. The Board's determination of all matters referred to its discretion shall be final and conclusive.

         4.2 BOARD DETERMINATIONS. No member of the Board nor any officer, director, employee or agent of the Company shall be liable for any action or determination made, or other action taken, in good faith with respect to the Plan or any Option.


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                                    Section 5
                         Terms and Conditions of Options
                         -------------------------------

         5.1 AMOUNT OF GRANT. (a) On the last business day in January of each year, each Director shall receive an Option in lieu of one hundred percent (100%) of the Director's Retainer for the previous year. The number of shares of Common Stock for which an Option granted pursuant to this section is exercisable shall be equal to the amount of the Retainer divided by the Fair Market Value of the Common Stock on the date of the grant minus $.01 per share.

         (b) In the event a Director resigns from, or otherwise is no longer a member of, the Board prior to the applicable date of the grant, he or she shall not be eligible to receive an Option but instead shall receive the Retainer.

         5.2 EXERCISE PRICE. The purchase price of Option Shares granted under an Option shall be $.01 per share.

         5.3 VESTING. An Option shall vest and become exercisable immediately upon its grant; provided, however, that any Option granted prior to the date of shareholder approval of this Plan as referred to in Section 2.2 hereof shall not vest and become exercisable until the date of such shareholder approval.

         5.4 MANNER OF EXERCISE. (a) Any Option shall be exercised by the holder thereof by giving written notice, signed by such holder, to the Company stating the number of Option Shares with respect to which the Option is being exercised, accompanied by payment in full of the aggregate exercise price in cash or by personal check payable to the Company. No Option may be exercised with respect to any fractional share.

         (b) As promptly as administratively practicable following the receipt of the exercise notice hereunder, the Company shall issue a stock certificate registered in the name of the



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Optionee exercising such Option, representing the number of shares of Common
Stock issued to such Optionee upon exercise of the Option.

         5.5 TERMINATION OR EXPIRATION. Each Option shall not be exercisable more than ten (10) years from the date upon which it is granted.

         5.6 TRANSFERABILITY. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. During the recipient's lifetime, an Option may only be exercised by the Optionee or the Optionee's guardian or legal representative.

         5.7 STOCK OPTION AGREEMENT. Each grant of an Option under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and the Optionee, dated as of the applicable date of the grant. Each such agreement shall set forth the number of Option Shares, the exercise price and the date upon which the Option becomes exercisable, and shall incorporate by reference the terms and conditions of this Plan.

                                    Section 6
                            Stock Subject to the Plan
                            -------------------------

         6.1 NUMBER OF SHARES. Subject to adjustment in accordance with the provisions of Section 7 hereof, 100,000 shares of Common Stock shall be reserved for issuance upon the exercise of Options granted under the Plan.

         6.2 AUTHORIZED SHARES. Any or all of the shares subject to Options under the Plan may be authorized but unissued shares of Common Stock, or issued shares of Common Stock that have been or shall have been reacquired by the Company, as the Board shall from time to time determine.


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         6.3 TERMINATION OR EXPIRATION OF OPTIONS. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock previously subject to the Option shall again be available for the purposes of the Plan

                                    Section 7
                    Adjustments for Changes in Capitalization
                    -----------------------------------------

         7.1 CHANGE IN OUTSTANDING COMMON STOCK. If the outstanding securities of the class then subject to this Plan are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board, an appropriate and proportionate adjustment shall be made in the number and type of shares or other securities or cash or other property that may be acquired pursuant to the Options theretofore granted under this Plan and the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan.

       7.2 OPTION AGREEMENT. Each Option Agreement may contain such provisions as the Board, in its discretion, shall determine to be appropriate for the termination of, adjustment in or vesting or repurchase of shares and Options, in the event of the dissolution or liquidation of the Company, or upon any consolidation or merger involving the Company, or upon sale or transfer of all or substantially all of the assets of the Company, or upon exchange by the stockholders of the Corporation of 80% or more of the shares of the Company for securities of another entity.

       7.3 NO PROHIBITION ON COMPANY. The existence of any Option shall not in any way prevent the Company from engaging in any of the transactions described in this Section 7, nor shall it confer any rights upon the holder of any such Option to participate in any such

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transaction, except those expressly conferred by the Plan and the Option
Agreement pursuant to which such Option shall have been granted.

         7.4 ASSUMPTION OF OPTION. Nothing contained in this Plan shall prevent the assumption of an Option, or the substitution of a new option for an Option, by any corporation, or the parent or subsidiary of any corporation, that becomes the employer of an Optionee by reason of a merger, consolidation, acquisition, reorganization or liquidation.

                                    Section 8
                      Amendment and Termination of the Plan
                      -------------------------------------

         8.1 TERMINATION. Unless the Plan shall have been terminated sooner, the Plan shall terminate on, and no Option shall be granted after: (a) the later of the tenth (10th) anniversary of: (i) the date upon or as of which the Plan is adopted, or (ii) the date upon which the Plan is approved by the shareholders of the Company; or (b) the date upon which the total number of shares set forth in
Section 6.1 of the Plan shall have been issued pursuant to the Plan.

         8.2 SHAREHOLDER AMENDMENT. The shareholders of the Company may terminate, modify or amend the Plan at any time.

         8.3 BOARD AMENDMENT. The Board also may amend, modify or terminate this Plan at any time and in any manner. However, no such amendment or termination shall deprive the recipient of any Option theretofore granted under this Plan, without the consent of the recipient, of any of his or her rights thereunder or with respect thereto.

                                    Section 9
                            No Rights as Stockholder
                            ------------------------

         Neither the recipient of an Option under this Plan or an Optionee's successor or successors in interest shall have rights as a stockholder of the Company with respect to any



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Option Shares until the date of issuance of a stock certificate for such shares of Common Stock. Neither this Plan nor the granting of an Option hereunder, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time or at any particular rate of compensation.

                                   Section 10
                                  Governing Law
                                  -------------

         The Plan and all rights and obligations under this Plan shall be construed in accordance with and covered by the laws of the State of Delaware.

         EXECUTED as of the 24th day of February, 1997.


                                             SAGA COMMUNICATIONS, INC.



                                             By: /s/ Edward K. Christian
                                                 -------------------------------




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